UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2014, Raytheon Company (the “Company”) announced the election by the Company’s Board of Directors of Thomas A. Kennedy, age 58, as Chief Executive Officer of the Company, effective March 31, 2014. This action follows notice to the Board of Directors on January 14, 2014 by William H. Swanson, age 64, Raytheon's Chairman and Chief Executive Officer, that he intends to step down from his position as Chief Executive Officer of the Company, effective March 31, 2014. The Company’s Board of Directors advised that following the March 31, 2014 Chief Executive Officer leadership change, William H. Swanson would continue to serve as Chairman of the Board of Directors while the Company completes the transition to the new Chief Executive Officer.

The Company also announced that its Board of Directors elected Thomas A. Kennedy to serve as a director of the Company, effective January 15, 2014.

A copy of the press release issued by the Company regarding this matter is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release issued by Raytheon Company dated January 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: January 15, 2014	By:_/s/ Jay B. Stephens___________________
Jay B. Stephens
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated January 15, 2014.